UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): January 29, 2007

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada	T5J 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective on January 22, 2007, Deep Well Oil & Gas, Inc. (the “Company”) entered into a Settlement Agreement and Release of All Claims (the “Settlement Agreement”) with Grey K Fund LP, Grey K Offshore Fund Ltd., Provident Premier Master Fund Ltd., Atlas Master Fund Ltd. and Gemini Master Fund, Ltd. (collectively the “Investors”) with respect to allegations made by the Investors that the Company had breached a Stock Purchase Agreement (the ”SPA”) and a Registration Rights Agreement (“RRA”), each dated as of March 10, 2005, entered between the Company and some of the Investors in connection with an investment in the Company made by such Investors. The forms of the SPA and RRA were filed with the Securities and Exchange Commission on Form 8-K, filed March 14, 2005.

The Settlement Agreement provides, without any party acknowledging any liability, for:

•	the amendment of the SPA to delete certain restrictions on the Company’s ability to enter into any future financings;
•	the termination of the RRA;
•
the issuance to the Investors of an aggregate of 1,600,000 (one million six hundred thousand) shares of common stock of the Company (the “Shares”), including the granting of certain piggyback registration rights related thereto; and

•	the full and final settlement of all existing or potential claims between the Company and the Investors arising under the SPA and the RRA.

The foregoing summary is qualified in its entirety by the terms of the complete Settlement Agreement, which is filed herewith as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 1.02. As noted above, the RRA was terminated concurrently with the execution of the Settlement Agreement. As a result, the Company has been released from its registration and payment obligations required by the RRA.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02. The Shares will be issued to the Investors, each of which qualifies as an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
10.1
Settlement Agreement & Release of All Claims, dated as of January 29, 2007, by and among Deep Well Oil & Gas, Inc. and Grey K Fund LP, Grey K Offshore Fund Ltd., Provident Premier Master Fund Ltd., Atlas Master Fund Ltd. and Gemini Master Fund, Ltd.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: January 29, 2007	By:	/s/ Dr. Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO